UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 6, 2013

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LASALLE HOTEL PROPERTIES
(Exact name of registrant as specified in charter)
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Maryland	1-14045	36-4219376
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center
Suite 1200
Bethesda, Maryland 20814
(Address of principal executive offices)

Registrant's telephone number, including area code: (301) 941-1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◦	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◦	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◦	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◦	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE.
On March 6, 2013, LaSalle Hotel Properties (the “Company”) issued a press release announcing the partial redemption of its 7.25% Series G Cumulative Redeemable Preferred Shares. A copy of such press release is furnished as Exhibit 99.1 to this report.
ITEM 8.01. OTHER EVENTS.
On March 6, 2013, the Company announced the redemption of 4,000,000 of its 6,348,888 outstanding shares of its 7.25% Series G Cumulative Redeemable Preferred Shares at a redemption price of $25.00 per share, plus accrued and unpaid dividends through the redemption date, which is April 5, 2013.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated March 6, 2013, issued by LaSalle Hotel Properties

The information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LASALLE HOTEL PROPERTIES

Dated: March 6, 2013	By:	/s/ Bruce A. Riggins
Bruce A. Riggins
Chief Financial Officer, Executive Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated March 6, 2013, issued by LaSalle Hotel Properties